EXHIBIT 99.2

SUPPLEMENTAL DATA FOR THE QUARTER ENDED MARCH 29, 2003

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 29, 2003 AND MARCH 30, 2002

(Amounts in thousands, except earnings per share data)

(Unaudited)

	2003	2002

Net sales	$237,913	$232,026
Cost of sales	156,083	151,806

Gross profit	81,830	80,220
Selling and administrative expenses	60,824	59,544
Amortization of intangible assets	227	222

Operating profit	20,779	20,454
Interest expense, net of interest income	28	219
Minority interest, net of income taxes	6,265	6,038

Income before income taxes	14,486	14,197
Income tax provision	5,678	5,479

Net income	$8,808	$8,718

Earnings per share:
Basic	$0.65	$0.65
Diluted	$0.65	$0.64

Weighted average number of shares outstanding:
Basic	13,463	13,453
Diluted	13,545	13,566

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 29, 2003 AND DECEMBER 31, 2002

(Amounts in thousands)

	(Unaudited)
	3/29/2003	12/31/2002
Assets:
Current Assets:
Cash and cash equivalents	$105,382	$111,906
Accounts receivable, less allowances for doubtful accounts of $11,033 and $10,616, respectively	156,308	148,279
Inventories	142,008	136,470
Deferred income taxes and other current assets	28,215	27,915
Total current assets	431,913	424,570
Property, plant and equipment, at cost	375,315	365,811
Less: accumulated depreciation and amortization	266,901	258,235
Net property, plant and equipment	108,414	107,576
Goodwill, net of accumulated amortization	136,468	134,231
Other intangible assets, net of accumulated amortization	21,977	22,195
Other assets	3,332	3,841
Total Assets	$702,104	$692,413

Liabilities & Stockholders’ Equity:
Current Liabilities:
Current maturities of long-term debt	$4,385	$4,100
Accounts payable	88,380	87,568
Accrued expenses	63,147	73,133
Total current liabilities	155,912	164,801
Long-term debt	30,009	33,028
Deferred income taxes	33,117	32,935
Minority interest	142,091	133,789
Other long-term liabilities	33,671	33,875
Total liabilities	394,800	398,428
Commitments and contingencies
Stockholders’ Equity:
Common stock	135	135
Additional paid-in capital	9,849	9,451
Retained earnings	276,879	268,071
Accumulated other comprehensive income	20,441	16,328
Total stockholders’ equity	307,304	293,985
Total Liabilities & Stockholders’ Equity	$702,104	$692,413

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 29, 2003 AND MARCH 30, 2002

(Amounts in thousands)

(Unaudited)

	2003	2002
Cash Flows From Operating Activities:
Net income	$8,808	$8,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,237	5,823
Net loss from disposals of property, plant and equipment	42	2
Provision for doubtful accounts receivable	647	571
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(7,182)	(3,061)
Inventories	(4,412)	(820)
Deferred income taxes and other current assets	(166)	(694)
Intangible and other assets	398	785
Increase (decrease) in:
Accounts payable	(166)	(1,118)
Accrued expenses	(10,632)	(5,736)
Deferred income taxes, long-term	0	394
Minority interest	8,240	6,698
Other long-term liabilities	(310)	481
All other, net	6	(66)
Net cash provided by operating activities	1,510	11,977
Cash Flows From Investing Activities:
Purchases of property, plant and equipment	(5,227)	(3,975)
Proceeds from sales of property, plant and equipment	17	177
Net cash used in investing activities	(5,210)	(3,798)
Cash Flows From Financing Activities:
Increase in short-term debt	—	188
Reductions of long-term debt	(3,716)	(114)
Purchases of treasury stock	0	(87)
Exercise of stock options	392	1,328
Net cash provided by (used in) financing activities	(3,324)	1,315
Effect of exchange rate changes on cash and cash equivalents	500	18
Net increase (decrease) in cash and cash equivalents	(6,524)	9,512
Cash and cash equivalents at beginning of period	111,906	59,789
Cash and cash equivalents at end of period	$105,382	$69,301

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest, net of interest received	$115	$274
Income taxes, net of refunds of $26 in 2003 and $51 in 2002	$4,215	$3,064